UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 26, 2012

OPEXA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Texas	001-33004	76-0333165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2635 Technology Forest Blvd., The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 272-9331
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.   Notice of Delisting or Failure to Satisfy Continued Listing Rule or Standard; Transfer of Listing.

On November 26, 2012, Opexa Therapeutics, Inc. (the “Company”) received a letter from the listing qualifications department staff of the NASDAQ Stock Market (“NASDAQ”) notifying the Company that the stockholders’ equity of $2,339,285 as reported in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2012 was below the minimum stockholders’ equity of $2,500,000 required for continued listing on the NASDAQ Capital Market as set forth in NASDAQ listing rule 5550(b)(1).

The Company has been provided 45 calendar days, or until January 10, 2013, to submit a plan to regain compliance with the minimum stockholders’ equity standard. If the Company’s plan to regain compliance is accepted, NASDAQ may grant an extension of up to 180 calendar days from the date of the notification letter, or until May 25, 2013, to evidence compliance with the minimum stockholders’ equity standard.

While the Company is exercising diligent efforts to maintain the listing of its common stock on NASDAQ, and intends to timely provide NASDAQ with its plan to regain compliance with the minimum stockholders’ equity standard, there can be no assurance that the plan will be accepted or that if it is the Company will be able to regain compliance.  If the Company’s plan to regain compliance is not accepted or if it is and the Company does not regain compliance by May 25, 2013, or if the Company fails to satisfy another NASDAQ requirement for continued listing, NASDAQ staff could provide notice that the Company’s common stock will become subject to delisting.  In such event, NASDAQ rules permit the Company to appeal the decision to reject its proposed compliance plan or any delisting determination to a NASDAQ Hearings Panel.

As previously disclosed in February 2012, the Company received a staff deficiency letter from NASDAQ indicating that the Company’s common stock failed to comply with the minimum bid price requirement because it closed below the $1.00 minimum closing bid price for 30 consecutive trading days.  In August 2012, the Company requested an additional 180-day grace period to regain compliance with NASDAQ’s minimum bid price requirement because the Company’s stock had continued to trade below the $1.00 minimum closing bid price subsequent to receiving the NASDAQ staff deficiency letter.  NASDAQ granted the Company’s extension request and the Company has until February 4, 2013 to achieve compliance with this listing standard (i.e., by the Company’s common stock maintaining a closing bid price of $1.00 per share or more for a minimum of 10 consecutive business days during the additional grace period, or such longer period of time as the NASDAQ staff may require).   At the November 15, 2012 annual meeting of shareholders, the Company’s shareholders approved a proposal to implement a reverse stock split of the common stock, as determined by the Board of Directors in its discretion, at a ratio of not less than 1-for-2 and not more than 1-for-4.  The Company intends to cure the minimum bid price deficiency by effecting a reverse stock split before the end of the grace period, if necessary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 30, 2012	OPEXA THERAPEUTICS, INC.

By: /s/ Neil K. Warma
Neil K. Warma
President & Chief Executive Officer